UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT,
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 29, 2016

TRINITY CAPITAL CORPORATION
(Exact name of Registrant as specified in its charter)

New Mexico
(State or other jurisdiction of incorporation)

000-50266	85-0242376
(Commission File Number)	(I.R.S. Employer Identification Number)

1200 Trinity Drive, Los Alamos, New Mexico	87544
(Address of principal executive offices)	(Zip Code)

(505) 662-5171
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On December 29, 2016, Trinity Capital Corporation (the "Company") provided notice of the redemption of all of its 35,539 outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the "Series A Preferred Stock"), and all of its 1,777 outstanding shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the "Series B Preferred Stock," together with the Series A Preferred Stock, the "Preferred Shares").

The Preferred Shares will be redeemed on January 30, 2017 (the "Redemption Date") at the aggregate redemption price of $50,653,732.87, which includes all accrued and unpaid dividends as of the Redemption Date.  As previously disclosed, the Company will fund the redemption using a portion of the net proceeds from its recent $52.0 million private placement of shares of its common stock and shares of a new series of convertible perpetual non-voting preferred stock.  After the Redemption Date, the Preferred Shares will no longer be deemed outstanding and no further dividends will accrue or be declared on the Preferred Shares.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINITY CAPITAL CORPORATION

Dated: January 3, 2017	By:	/s/ John S. Gulas
John S. Gulas